UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K


CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event
reported): June 17, 2011,


WINSONIC DIGITAL MEDIA GROUP, LTD.
(Exact name of registrant as specified in its charter)

(State of
Incorporation)
  Nevada

(Commission File
Number)000-32231

(IRS Employer
Identification
No.)52-2236253

8880 West Sunset Road,Suite 130
Las Vegas, NV 89148
(Address of principal executive offices) (Zip Code)


404-223-2301
(Registrant?s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act

Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act


UNANIMOUS CONSENT IN LIEU OF MEETING
OF THE BOARD OF DIRECTORS OF
WINSONIC DIGITAL MEDIA GROUP, LTD.
The undersigned, being the sole director of Winsonic Digital Media, Group,
Ltd., a Nevada corporation (this Corporation), does hereby consent to the following actions and resolutions being taken and adopted without a meeting and hereby directs that this written Consent be filed in the Minute Book of the Corporation RESOLVED, that the filing by the Company of an Answer in response to the involuntary petition under Chapter 11 Title 7, case no. 11-64253-MHM (the Case), is hereby approve
RESOLVED, that the officers of the Company are authorized and directed on behalf of the Company to file an Answer in the Case RESOLVED, that Barbara Ellis-Monro, Esq., a partner with the law firm of Ellenberg, Ogier, Rothschild & Rosenfeld, PC, is authorized and directed to file the Answer in substantially the form attached hereto on behalf of the Company; and further RESOLVED, that the officers of the Company, be and are authorized and directed to retain on behalf of the Company the law firm of Ellenberg, Ogier, Rothschild & Rosenfeld, PC to render legal services to, and to represent, the Company in connection with such proceedings and other related matters in connection therewith, on such terms as such members shall approve and further RESOLVED, that the law firm of Ellenberg, Ogier, Rothschild & Rosenfeld, PC is authorized and shall take direction from Winston D. Johnson
RESOLVED, that the Officers of the Company be and hereby are,authorized and directed to take any and all such further action and to execute and deliver any and all such further instruments and documents and to pay all fees and expenses in each case as in their judgment shall be necessary or desirable, in order fully to carry out the intent and accomplish the purposes of the resolutions adopted herein; and further RESOLVED, that all acts heretofore lawfully done or actions lawfully taken by the member of the board of directors of the Company in connection with the reorganization of the Company or any matter related thereto, including the previous engagement of the law firm of Ellenberg, Ogier, Rothschild & Rosenfeld, PC, or by virtue of these resolutions, are hereby in all respects ratified, confirmed and approved.

EXHIBIT A
UNITED STATES BANKRUPTCY COURT
NORTHERN DISTRICT OF GEORIGA
ATLANTA DIVISION
Case No. 11-64253- MHM
WINSONIC DIGITAL MEDIA INVOLUNTARY CHAPTER 7
GROUP, LTD. alleged debtor. JUDGE MURPHY
ANSWER TO INVOLUNTARY PETITION
COMES NOW, Winsonic Digital Media Group, Ltd., the alleged debtor herein(WDMG) and hereby answers the Involuntary Petition filed May 10, 2011 and shows the Court as follows:
1. WDMG denies allegation number 1.
2. WDMG admits allegation number 2.
3. WDMG denies allegation number 3a.
4. To the extent that any of the allegations set forth in the Involuntary Petition or any portion thereof were not fully responded to herein, then such allegation orany portion thereof are expressly denied. AFFIRMATIVE DEFENSES
FIRST DEFENSE
Each of the claims asserted by each of the petitioning creditors is subject to a bona fide dispute as to liability or amount and pursuant to 11 U.S.C. 303 b the Petitioners are ineligible to file the involuntary petition. SECOND DEFENSE
WDMG is generally paying its monthly obligations and debts as they come due and the Involuntary Petition is without merit. Reservation of Rights WDMG reserves the right to amend or supplement its affirmative defenses as investigation, disclosure, and discovery in this case progress in a timely fashion and in a manner consistent with applicable law.
WHEREFORE, WDMG having fully responded to the allegations of the Involuntary Petition, requests that the Court enter an Order finding in favor of WDMGand dismissing the Involuntary Petition. Dated this 15th day of June, 2011.
Respectfully Submitted,ELLENBERG, OGIER, ROTHSCHILD &
ROSENFELD, PC

Media and Entertainment.com, Inc., the Public Company was incorporated on April 27, 2000. On October 7, 2004, the Public Company consummated an Agreement and Plan of Reorganization to acquire all of the outstanding capital stock of WinSonic Holdings, Ltd., a closely held private company the WinSonic Transaction. Prior to the WinSonic Transaction,the Public Company had no operations or assets and 23,956,138 shares of common stock issued and outstanding. On September 14, 2000, Media and Entertainment, Inc. changed its name to Media and Entertainment.com, Inc., and on November 24, 2004,
Media and Entertainment.com, Inc. changed its name to WinSonic Digital Media Group, Ltd. The Company holds a
49% equity interest in WinSonic Diversity, LLC and 27 per cent of the Native American Television Network;
and through acquisitions owns 100% of its three subsidiaries Automated Interiors, LLC,Tytess Design and Development, Inc., and WinSonic Digital Store, Ltd.

The Company acquired Automated Interiors LLC Automated
Interiors,a Georgia limited liability company effective April 18, 2006. Automated Interiors is a systems integration company,which plans and engineers the installation of electronic components to facilitate smart homes and buildings.WinSonic Diversity, LLC
WinSonic Diversity was formed onMay 22, 2006 in the State of Georgia by the Company and Mr. Winston Johnson, the Chairman and CEO of the Company.The Company owns
49% of the equity interests of WinSonic Diversity and Mr. Johnson owns the remaining 51% of the equity interests.WinSonic Diversity is focused on developing urban and rural communities by providing resources and services that improve quality of life. The Company acquired Tytess Design and Development,Inc.
Tytess, a Georgia corporation,on November 2, 2006.
Tytess provides architectural, engineering, construction and construction management services to residential and commercial customers.
The Company acquired DV Photo Shop on November 20,
2006. Following the acquisition, the Company changed the name of DVPhoto Shop to WinSonic Digital Store, Ltd.
the Digital Store, and incorporated it in the State of Georgia on December 8, 2006.The Digital Store is an urban retail store located at Centennial Tower, 101 Marietta Street, Atlanta,Georgia, and specializes in photography development,digital photography and the sale of mobile phones, accessories,and wireless communications services. On November 20, 2007,
WinSonic McCrary, LLC WinSonic McCrary, a newly-created
Georgia limited liability company and wholly owned subsidiary of WinSonic Diversity,entered into an Asset Purchase Agreement with Colonel McCrary Trucking, LLC Colonel McCrary, a Georgia limited liability company, and all of the members of Colonel McCrary.Pursuant to the Asset Purchase Agreement,
Colonel McCrary was to sell substantially all of its assets to WinSonic McCrary and WinSonic McCrary was to assume and discharge certain liabilities and indebtedness of Colonel McCrary. The closing of the transaction did not take place in accordance with the Asset Purchase Agreement.
As a result, following discussions among the parties, the Asset Purchase Agreement expired in accordance with its terms.
On January 22, 2008, WinSonic Digital Media Group, Ltd.
the Company entered into a Stock Purchase Agreement the SPA with Tap It, Inc., a Delaware Corporation Tap It pursuant to which the Company agreed to purchase 2,291,667 shares of Tap Its common stock the Initial Shares for $550,000 the Purchase Price. The Company intended to purchase the Initial Shares on January 31, 2008. In addition to the
Initial Shares, the SPA also gave the Company the option to purchase an additional 6,041,667 shares of Tap Its common stock at various times until August 1, 2008. The initial closing of the SPA did not occur as scheduled.
As a result, following discussions among the parties, the SPA was terminated. On March 20, 2008, the Company entered into a rights agreement with Blue Pie Productions
Pty Ltd BPP pursuant to which BPP granted the Company an exclusive license to reproduce, commercialize, maintain and market select BPP products,goods and services within the United States and Canada. In consideration for the license, the Company agreed to pay a total of $200,000, due and payable forty-five days after the Company files its Annual
Report on Form 10-K for the year ended December 31, 2007.
The license is granted for a period of 36 months and can be extended at any time. BPP may terminate the Agreement upon the occurrence of certain events, including the Companys failure to meet specified sales targets.

In 2007-2009, the corporate operating expenses totaled approximately $10.9 million and were comprised of many non-cash items and some unique one-time items, which are detailed as follows this averaged approximately
$186,000 per month and was comprised of the following items Legal expense of approximately $32,000, Auditing and other public reporting expenses of $19,500, Rent, WinSonic network, and utilities of approximately $73,000, Accounting temporary assistance and recruiting fees of approximately
$10,500, WDCSN consulting expenses for network and programming costs of $10,000, Various office and miscellaneous expenses accounted for the balance of approximately $41,000.

These expenses decreased by the 4th quarter of 2009 to approximately $80,000 per month,including an increase in legal fees to approximately $16,000, related to acquisition and private placement work performed by outside counsel after the departure of Janice Alford, and Yari Lawson the companys internal legal and business affairs person Bad debt expense. This was a non-cash expense related to the recognition of uncollectible accounts receivable related to AI and Bill Mann. Payroll expense.
Monthly payroll expense averaged $328,000 for the year-ended December 31, 2007 with a decrease for the last two years of the year to an average of approximately $55,000 per month. Due to the elimination of personnel and the deferral accrual, the monthly payroll and payroll related expense number decreased and has remained at the $35,000 level.
Payroll tax penalties. The payroll tax penalties accrued in 2007 totaled $236,000 for back payroll taxes that are due.
The amount is included in the approximate $920 thousand that is currently payable related to payroll taxes from AI, Tytess, WDMG, and other related deals. The
Company is currently in the process of negotiating payments with tax authorities and is making payments. Severance accrual. Severance totaling $1.8 million was accrued during 2007 and relates to employees terminated with severance provisions in their original offer letters. This provision relates to all employees hired prior to 1st quarter 2007. While the Company believes the ultimate settlement with each employee may not equire payment of severance benefits, this potential expense is recorded on the books. No current employees have severance provision in their offerletters,which were reissued January 2008 to 2010 at the time of the salary adjustments. Stock based compensation.Approximately $2.0 million in non-cash expense was incurred for 2007 to 2009 related to the vesting of stock options that were granted to employees at the time they were hired. These expenses are recognized at the fair value of the options granted over the vesting period as additional payroll expense. The benefit of the options being vested for the employees is the possibility they will exercise these options by writing a check to the Company to purchase WDMG stock directly from the company. Consulting services-related party. This is a non-cash expense that relates to the fair value of shares of stock issued to stockholders for consulting services related to monies raised during the year. Depreciation and amortization. The depreciation and amortization expense was $124,000, a non-cash item related to historical capital asset purchases.There was a slight decrease to the prior year due to fully depreciated items.
In summary, of the $10.9 million in operating expenses 2007-2009, there was approximately$4,800,000 in non-cash and one-time items bad debt expense, payroll tax penalties, severance accrual, stock-based compensation,consulting and depreciation. With the termination of personnel, adjustment of salaries on a forward looking basis and the elimination of certain nonessential expenses, the on-going burn rate for operating expense is estimated to approximate $25,000 a month prior to legal and audit fees.Other Income Expense Other income and expense was approximately $8.6 million and was comprised of primarily noncash items. Interest expense.
This totaled approximated $7.3 million and is primarily non-cash interest.The interest expense relates to required accounting treatment for discounted convertible debt with detachable warrants and shares or additional warrants issued in connection with financing transactions. Impairment of goodwill. The non-cash expense of $720,000 related to impairment of goodwill is associated with the acquisition of AI, and Tytess. Based on the required annual assessment, goodwill for 2007 it was determined that goodwill recorded at the time of the Tytess purchase had been impaired and the appropriate write off was recorded. Unrealized gain loss on derivatives and warrant liabilities. This non-cash item related to the mark-to-market adjustment related to the 2004 convertible notes and warrants was a favorable $575,000 impact resulting from the variable nature of the conversion price of these items. There is currently one note that remains outstanding with this issue.
Legal settlement costs. The net legal settlement amount of approximately $1,764,000 represents the expense related to certain lawsuits that were primarily settled for stock during the years 2007, 2008, 2009, and 2010.

Effective June 22, 2007, the Company increased the number of shares of common stock the Company is authorized to issue from 50,000,000 to 200,000,000 and increased the number of shares of preferred stock the Company is authorized to issue from 5,000,000 to 20,000,000.
During the six months ended June 30, 2008, the Company issued 7,834,445 restricted shares of the Companys common stock valued at $2,559,312 in connection with certain financing transactions the costs of 1,800,000 of these shares were accrued as financing costs at December 31, 2007. In addition, approximately 19 holders of the Companys convertible debentures were contacted and agreed in writing to convert their debentures into restricted shares of the Companys common stock at $0.20 per share Convertible Debentures for further details regarding these conversions.Based on these agreements, the Company converted $503,825 of principal and $31,438 of accrued interest on these debentures in exchange for the issuance of 2,676,633 restricted shares of the Companys common stock. During the six months ended June 30, 2008, the Company issued an aggregate of 1,050,000 restricted shares valued at $411,500 of its common stock as payment for consulting services. During the six months ended
June 30, 2008, the Company issued an aggregate of 1,500,000 restricted shares valued at $465,000 of its common stock in connection with the DVerb acquisition.During the six months ended June 30, 2008, the Company issued 851,666 and 1,035,534 restricted shares of theCompanys common stock in connection with the exercise of stock options and warrants. The proceeds from the exercise of these options and warrants totaled $315,623.During the six months ended June 30, 2008, the Company issued an aggregate of 1,537,962 restricted shares valued at $538,287 of its common stock as payment for employee salaries. During the year ended December 31, 2007, the Company issued 500,000 shares of the Companys restricted common shares in anticipation of closing a financing transaction which did not materialize. The shares were canceled in January 2008. During the year ended December 31, 2007, the Company also issued 700,000 shares of the Companys restricted common shares to reimburse the CEO for certain financing transactions in excess of the correct amount of shares. The shares were canceled in March 2008.
The Company also canceled 1,146,593 shares of its restricted common stock previously issued in connection with the Tytess acquisition. The Company recorded the transaction at par value and no gain or loss was recognized by the Company.WinSonic Digital Cable Systems Network anticipates bringing current outstanding balance with Carbo Investments in order to retire its corporate debt.Once the funding initiative is completed the company will be poised for solid growth in 2011 and beyond.

Furthermore,the Company is planning to file a Schedule 14A preliminary proxy statement pursuant to section 14A of the Securities and Exchange Commission.Our Board of Directors, subject to approval of our stockholders, authorized a Certificate of Amendment to our Articles of Incorporation to increase the authorized number of shares of capital stock from 200,000,000 to 340,000,000 of which 300,000,000 shares shall be designated as common stock with a par value of $0.001 per share (Common Stock) and 40,000,000 shares shall be designated as preferred stock with a par value of $0.001 per share (Preferred Stock).WDMG Articles of Incorporation currently authorize 220,000,000 shares of capital stock, 200,000,000 of which are designated as Common Stock and 20,000,000 of which are designated as Preferred Stock.
Our Preferred Stock may be designated in one or more series, with such rights, preferences and obligations as may be determined by our Board of Directors from time to time (sometimes referred to as blank check preferred).

The purpose of the proposed increase in the number of authorized shares of Common Stock and Preferred Stock is to make additional shares of our capital stock available for use by the Board of Directors as it deems appropriate or necessary. If the proposal is approved, the Company plans to reserve 30,000,000 shares of common stock for issuance under the terms of outstanding options, warrants, convertible notes, loans, and stock options that the Company has agreed to issue but has not yet issued, or is otherwise contractually obligated to issue.The additional shares could also be used, among other things, for the declaration of stock dividends, for acquisitions of other companies, for public or private financings to raise additional capital, for the expansion of business operations, the issuance of stock under options granted or to be granted under various stock incentive plans or other benefit plans for our employees and non-employee Directors, and the issuance of stock under warrants granted or to be granted in the future.
The additional shares of Common Stock authorized under our proposed Certificate of Amendment to our Articles of Incorporation would be identical to the shares of Common
Stock now authorized. Holders of Common Stock do not have preemptive rights under our Articles of Incorporation (including as proposed to be amended) to subscribe for additional securities which may be issued by the Company.
The issuance of additional shares of Common Stock may, among other things, have a dilutive effect on the earnings per share and on the equity and voting power of existing holders of Common Stock and may adversely affect the market price of the Common Stock. The proposed increase in the authorized number of shares of Common Stock could also have an anti-takeover effect. The availability for issuance of additional shares of Common Stock could discourage, or make more difficult efforts to obtain control of our Company because shares could be issued to dilute the voting power of a person seeking to take control.The Board of Directors has not adopted any designations, rights or preferences for our authorized and unissued Preferred Stock. The Board of
Directors may authorize, without further stockholder approval, the issuance of such shares of Preferred Stock to such persons for such consideration as the Board of Directors determines. This issuance could result in a significant dilution of the voting rights and the stockholder equity of then existing stockholders.The Company is currently in negotiations for potential financing that may include the issuance of preferred stock. Other than as discussed herein, there are no present plans, understandings or agreements that involve the issuance of Preferred Stock. However, the Board of Directors believes it prudent to have shares of Preferred Stock available for such corporate purposes as the Board of Directors may from time to time deem necessary and advisable including for acquisitions and the raising of additional capital.The Company will solicit written consents for the actions reflected in the Proposal by mail.
The Company will bear the cost of preparing, assembling, printing, mailing and soliciting consent solicitation materials. The Companys officers and employees may also solicit consents in person or by telephone, but they will not be specially compensated for such services.
The Company will reimburse brokerage firms and other nominees, custodians and fiduciaries for the reasonable out-of-pocket expenses they incur in forwarding consent solicitation materials to the beneficial owners of Common
Stock held of record by them.The Company provides all stockholders with the opportunity, under certain circumstances, to participate in the governance of the Company by submitting proposals that they believe merit consideration at the next Annual Meeting of Stockholders, which currently is expected to be held on April 2012.
To enable management to analyze and respond adequately to proposals and to prepare appropriate proposals for presentation in the Companys Proxy Statement for the next Annual Meeting of Stockholders, any such proposal should be submitted to the Company no later than 45 days prior to such anticipated meeting date, to the attention of itsCorporate Secretary, at its principal office appearing on the front page of this Consent
Solicitation Statement. Stockholders may also submit the names of individuals who they wish to be considered by the Board of Directors as nominees for directors. If any proposals are submitted by a stockholder for the next annual meeting and are received by the Company less than 45 days prior to the anticipated meeting date, these stockholder proposals will not be presented in the proxy materials to be delivered in connection with the next annual meeting and,if the matters are raised at the meeting, the persons named in the form of proxy for that annual meeting will be allowed to use their discretionary authority with respect to voting on such stockholder matters. Winsonc Digital Media Group,Ltd.and WinSonic Digital Cable Systems Network, Corp.hopefully will accomplish these objectives and the company believes the result will bring about significant market traction, increased revenue and shareholder value.